Exhibit 10.34

FORM OF FAIRPOINT COMMUNICATIONS, INC. 2005 STOCK INCENTIVE PLAN

ARTICLE I
PURPOSES

This FairPoint Communications, Inc. 2005 Stock Incentive Plan is intended to foster and promote the long-term financial success of the Company and the Subsidiaries and increase total shareholder returns by (i) motivating superior performance by means of performance-related incentives, (ii) encouraging and providing for the acquisition of an ownership interest in the Company by its employees and directors and (iii) enabling the Company and its Subsidiaries to attract and retain the services of outstanding employees, consultants and directors upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.  Capitalized terms are defined in Article XIII.

ARTICLE II
POWERS OF THE COMMITTEE

2.1           Power to Grant Awards.  The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all such Awards.  The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

2.2           Administration.  The Committee shall be responsible for the administration of the Plan, including, without limitation, determining which Participants receive Awards, what kind of Awards are made under the Plan and for what number of shares, and the other terms and conditions of each such Award.  The Committee shall have the responsibility of construing and interpreting the Plan and of establishing, amending and rescinding such rules and regulations as it may deem necessary or desirable for the proper administration of the Plan.  Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the greatest extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon the Company and its Subsidiaries, all Participants and any person claiming under or through any Participant.  No term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under section 422 of the Code.

2.3           Delegation by the Committee.  The Committee may delegate its authority under this Plan; provided that the Committee shall in no event delegate its authority with respect to the compensation of the Chief Executive Officer of the Company, the other four most highly compensated executive officers (as determined under Section 162(m) of the Code and regulations thereunder) of the Company and any other individual whose compensation the Board or Committee reasonably believes may become subject to Section 162(m) of the Code.

2.4           Participants Based Outside the United States.  The Committee, in order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, shall have sole discretion to (i) modify the terms and conditions of Awards granted to Participants employed outside the United States, (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder.

ARTICLE III
STOCK SUBJECT TO PLAN

3.1           Number.  Subject to the provisions of this Article III, the number of Shares subject to Awards under the Plan may not exceed 947,441 Shares.  The Shares to be delivered under the Plan may consist, in whole or in part, of treasury stock or authorized but unissued Common Stock not reserved for any other purpose.  The maximum number of Shares with respect to which Options or Stock Appreciation Rights may be granted to any one Participant in any calendar year shall be 500,000.

3.2           Canceled, Terminated, or Forfeited Awards; Awards Settled for Cash.  Any Shares subject to any Award granted hereunder that for any reason is canceled, terminated or otherwise settled without the issuance of any Common Stock after the effective date of this Plan shall be available for further Awards under this Plan.

3.3           Adjustment in Capitalization.  In the event of any Adjustment Event such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, the Committee shall, in such manner as the Committee shall deem equitable, adjust any or all of (a) the number and kind of Shares which thereafter may be awarded or optioned and sold under the Plan (including, without limitation, adjusting the limits on the number and types of certain Awards that may be made under the Plan), (b) the number and kinds of Shares subject to outstanding Options and other Awards and (c) the grant, exercise or conversion price with respect to any of the foregoing, provided that any adjustment to the exercise or conversion price of, or the number and kind of Shares subject to, outstanding Options or Stock Appreciation Rights that the Committee intends to be excluded from the coverage of Section 409A of the Code shall be made in accordance with the requirements of Section 409A of the Code.  In addition, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Option or other Award.  The number of Shares subject to any Option or other Award shall always be a whole number.

ARTICLE IV
STOCK OPTIONS

4.1           Grant of Options.  The Committee shall have the power to grant Options that are “incentive stock options” within the meaning of section 422 of the Code (“ISOs”) or that are non-statutory stock options (“NSOs”) to any Participant and to determine (a) the number of ISOs and the number of NSOs to be granted to each Participant and (b) the other terms and conditions of such Awards.  An Option shall be an NSO unless otherwise specified by the Committee at the time of grant.  Each Option shall be evidenced by an Option agreement that shall specify (a) the type of Option granted, (b) the number of Shares to which the Option pertains, (c) the exercise price, (d) the period in which the Option may be exercised and (e) such terms and conditions not inconsistent with the Plan as the Committee shall determine.  The maximum number of Shares that may be issued under the Plan through ISOs is 500,000.

4.2           Exercise Price.  Unless otherwise determined by the Committee, Options granted pursuant to the Plan shall have an exercise price that is not less than the Fair Market Value of a Share on the date the Option is granted.

4.3           Vesting and Exercisability.  Options awarded under the Plan shall vest and become exercisable in accordance with the vesting schedule determined by the Committee, subject to the Participant’s continuous employment with the Company or a Subsidiary from the date of grant through the applicable vesting date.  No Option shall be exercisable for more than 10 years after the date on which it is granted.

4.4           Payment.  The Committee shall establish procedures governing the exercise of Options.  Without limiting the generality of the foregoing, the Committee may provide that payment of the exercise price may be made (a) in cash or its equivalent, (b) by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), (c) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock or (d) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price.  No Shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor and any required withholding or other similar taxes or governmental charges.

4.5           Termination of Employment.  Unless otherwise determined by the Committee at or after the date of grant and except as provided in Article XI, in the event a Participant’s employment terminates by reason of a Qualifying Termination of Employment, the Participant (or the Participant’s beneficiary or legal representative) may exercise any Options (regardless of whether then exercisable) until the earlier of (a) the twelve-month anniversary of the date of such termination of employment and (b) the date such Options would otherwise expire but for the operation of this Section 4.5.  Unless otherwise determined by the Committee at or after the date of grant, in the event a

Participant’s employment terminates for any reason other than a Qualifying Termination of Employment or Cause, the Participant may exercise any Option that is exercisable at the time of such termination of employment until the earlier of (a) the 60-day anniversary of the date of such termination of employment and (b) the date such Options would otherwise expire but for the operation of this Section 4.5, and any Option that is not then exercisable shall be forfeited and cancelled as of the date of such termination of employment.  In the event that a Participant’s employment is terminated for Cause (or, following the date the Participant’s employment terminates, the Committee determines that circumstances exist such that the Participant’s employment could have been terminated for Cause), any Options granted to such Participant, whether or not then vested, shall be forfeited and cancelled as of the date of such termination of employment.

4.6           Certain NSO’s. If at the time of grant the Committee intends a grant of NSOs to any Participant to be excluded from the coverage of Section 409A of the Code, then, notwithstanding any other provision of the Plan, such grant of NSOs shall (i) have an exercise price that is not less than the Fair Market Value of a Share on the date the NSOs are granted and (ii) not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or other disposition of the NSOs.

ARTICLE V
RESTRICTED STOCK AND RESTRICTED UNITS

5.1           Grant of Restricted Stock and Restricted Units.  The Committee shall have the power to grant Restricted Stock or Restricted Units to any Participant and to determine (a) the number of shares of Restricted Stock and the number of Restricted Units to be granted to each Participant, (b) the Period(s) of Restriction and (c) the other terms and conditions of such Awards.  The Committee shall require that the stock certificates evidencing any Restricted Stock or Restricted Units be held in the custody of the Secretary of the Company until the Period of Restriction lapses, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such award.  Each grant of Restricted Stock or Restricted Units shall be evidenced by a written agreement setting forth the terms of such Award.

5.2           Vesting of Restricted Stock and Restricted Units.  Restricted Stock or Restricted Units granted pursuant to Section 5.1 shall vest and become nonforfeitable, and the Period of Restriction with respect to such Restricted Stock or Restricted Units will lapse, in accordance with the vesting schedule determined by the Committee.

5.3           Dividend Equivalents.

(a)           Restricted Stock.  Unless otherwise determined by the Committee at the time of grant, Participants holding outstanding Restricted Stock shall not be entitled to receive any dividends or Dividend Equivalents paid with respect to such shares of Restricted Stock.

(b)           Restricted Units.  The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a Restricted Unit, any Dividend Equivalents.  To the extent provided by the Committee at or after the date of grant, any cash Dividend Equivalents credited to a Participant’s account shall be deemed to have been invested in Shares on the record date established for the related dividend and, accordingly, a number of Restricted Units shall be credited to such Participant’s account equal to the greatest whole number which may be obtained by dividing (i) the value of such Dividend Equivalents on the record date by (ii) the Fair Market Value of a Share on such date.  Any additional Restricted Units credited in respect of Dividend Equivalents shall become vested and nonforfeitable, if at all, on the same terms and conditions as are applicable in respect of the Restricted Units with respect to which such Dividend Equivalents were payable.

5.4           Termination of Employment.  Unless otherwise determined by the Committee at or after the date of grant and except as provided in Article XI, in the event a Participant’s employment terminates by reason of a Qualifying Termination of Employment during the Period of Restriction, a pro rata portion of any Shares related to a Restricted Stock or Restricted Unit held by such Participant shall become nonforfeitable, based upon the percentage of which the numerator is the portion of the Period of Restriction that expired prior to the Participant’s termination and the denominator is the number of days in the Period of Restriction.  Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant’s employment terminates for any reason other than a Qualifying Termination of Employment during the Period of Restriction, any Restricted Stock or Restricted Units held by such Participant shall be forfeited and cancelled as of the date of such termination of employment.

5.5           Settlement of Restricted Units.  Unless otherwise determined by the Committee at or after the date of grant, when a Period of Restriction with respect to an Award of Restricted Units lapses and the Restricted Units become vested and nonforfeitable, the Participant shall receive (i) one Share for each such Restricted Unit (including additional Restricted Units credited in respect of Dividend Equivalents) or (ii) if the Committee so determines, the Committee may direct the Company to pay to the Participant the Fair Market Value of such Shares as of such payment date.

ARTICLE VI
INCENTIVE AWARDS

6.1           Grant of Incentive Stock and Incentive Units.  The Committee shall have the authority to grant Incentive Stock or Incentive Units to any Participant and to determine (a) the number of Incentive Stock and the number of Incentive Units to be granted to each Participant, (b) the restrictions pursuant to which such Award is subject to forfeiture by reason of the Performance Criteria established by the Committee pursuant to Section 6.2 not being met in whole or in part and (c) the other terms and conditions of such Awards.  Each grant of Incentive Stock or Incentive Units shall be evidenced by a written agreement setting forth the terms of such Award.

6.2           Performance Criteria.

(a)           Within 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m) of the Code, if applicable), the Committee shall establish the performance objective or objectives for the applicable Performance Period that must be satisfied in order for an Award to be vested and nonforfeitable (the “Performance Criteria”).  Any such Performance Criteria will be based upon the relative or comparative achievement of one or more of the following criteria, or such other criteria, as may be determined by the Committee: (i) revenue growth; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings before interest, taxes and amortization; (iv) operating income; (v) pre- or after-tax income; (vi) cash flow; (vii) cash flow per share; (viii) net earnings; (ix) earnings per share; (x) return on equity; (xi) return on invested capital; (xii) return on assets; (xiii) economic value added (or an equivalent metric); (xiv) share price performance; (xv) total shareholder return; (xvi) improvement in or attainment of expense levels; (xvii) improvement in or attainment of working capital levels; or (xviii) debt reduction.

(b)  The Performance Criteria related to Incentive Stock or Incentive Units shall be achieved upon the determination by the Committee that the objective or objectives for the applicable Performance Period have been attained, in whole or in part.  The Committee may provide at the time of grant that in the event the objective or objectives are attained in part, a specified portion (which may be zero) of the Award will vest and become nonforfeitable and the remaining portion shall be forfeited.

6.3           Dividend Equivalents.

(a)           Incentive Stock.  Unless otherwise determined by the Committee at or after the date of grant, Participants granted Incentive Stock shall not be entitled to receive cash dividends or Dividend Equivalents.

(b)           Incentive Units.  The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of an Incentive Unit, any Dividend Equivalents.  To the extent provided by the Committee at or after the date of grant, any cash Dividend Equivalents with respect to the Incentive Units credited to a Participant’s account shall be deemed to have been invested in Shares on the record date established for the related dividend and, accordingly, a number of Incentive Units, as the case may be, shall be credited to such Participant’s account equal to the greatest whole number which may be obtained by dividing (i) the value of such Dividend Equivalents on the record date by (ii) the Fair Market Value of a Share on such date.  Any additional Incentive Unit credited in respect of Dividend Equivalents shall become vested and nonforfeitable, if at all, on the same terms and conditions as are applicable in respect of the Incentive Unit with respect to which such Dividend Equivalents were payable.

6.4           Termination of Employment.  Unless otherwise determined by the Committee at or after the date of grant and except as provided in Article XI, in the event that a Participant’s employment terminates by reason of a Qualifying Termination of Employment during the Performance Period, any award of Incentive Stock or Incentive Units shall become vested and nonforfeitable at the end of the Performance Period as to that number of such Incentive Stock or Incentive Units, as the case may be, that is equal to that percentage, if any, of such Award that would have been earned had the Participant’s employment not so terminated prior to the expiration of the Performance Period times a fraction, the numerator of which is the number of days employed during the Performance Period and the denominator of which is the total number of days during the Performance Period.  Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant’s employment terminates for any reason other than a Qualifying Termination of Employment during the Performance Period, any Incentive Stock or Incentive Units held by such Participant shall be forfeited and cancelled as of the date of such termination of employment.

6.5           Settlement of Incentive Units.  Unless otherwise determined by the Committee at or after the date of grant, when the Performance Criteria with respect to an Award of Incentive Units is achieved and the Incentive Units become vested and nonforfeitable, the Participant shall receive (i) one Share for each such Incentive Unit (including additional Incentive Units credited in respect of Dividend Equivalents, if any) or (ii) if the Committee so determines, the Committee may direct the Company to pay to the Participant the Fair Market Value of such Shares as of such payment date.

ARTICLE VII
STOCK APPRECIATION RIGHTS

7.1           Grant of Stock Appreciation Rights.  Stock Appreciation Rights may be granted to any Participants, all Participants or any class of Participants at such time or times as shall be determined by the Committee.  Stock Appreciation Rights may be granted only on a freestanding basis, and not related to any Option.  A grant of a Stock Appreciation Right shall be evidenced by a written agreement containing such provisions not inconsistent with the Plan as the Committee shall approve.

7.2           Terms and Conditions of Stock Appreciation Rights.  Unless otherwise determined by the Committee at or after the date of grant, the terms and conditions (including, without limitation, the exercise period of the Stock Appreciation Right, the vesting schedule applicable thereto and the impact of any termination of service on the Participant’s rights with respect to the Stock Appreciation Right) applicable with respect to Stock Appreciation Rights shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Article IV above were the grant of the Stock Appreciation Rights a grant of an Option.

7.3           Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive payment, in cash, in Shares or in a combination thereof, as determined by the Committee, of an amount determined by multiplying the excess, if any, of the Fair Market Value of a Share at the date of exercise over the Stock Appreciation Right’s base value or exercise price, by the number of Shares with respect to which the Stock Appreciation Rights are then being exercised.

7.4           Certain Stock Appreciation Rights.  If at the time of grant the Committee intends a grant of Stock Appreciation Rights to any Participant to be excluded from the coverage of Section 409A of the Code, then, notwithstanding any other provision of the Plan, such grant of Stock Appreciation Rights shall (i) have a base value or exercise price that is not less than the Fair Market Value of a Share on the date the Stock Appreciation Rights are granted, (ii) be payable upon exercise only with Shares and (iii) not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or other disposition of the Stock Appreciation Rights.

ARTICLE VIII
DEFERRED SHARES

8.1           Deferred Share Awards.  The Committee shall have the authority to grant Deferred Shares to any Participant and to determine (i) the number of Deferred Shares granted to each Participant, (ii) the date such Deferred Shares shall become vested and (iii) the date such Deferred Shares will be payable to the Participant.  In addition, on such date or dates as shall be established by the Committee and subject to such terms and conditions as the Committee shall determine, a Participant may be permitted to elect to defer receipt of all or a portion of his annual compensation and/or annual incentive bonus (“Deferred Amount”) payable by the Company or a Subsidiary and receive in lieu thereof a number of Deferred Shares equal to the greatest whole number which may be obtained by dividing (i) the Deferred Amount by (ii) the Fair Market Value of a Share on the date such compensation or bonus would otherwise have been payable to the Participant.  No Shares will be issued at the time an award of Deferred Shares is made and the Company shall not be required to set aside a fund for the payment of any such award.  The Company will establish a separate account for the Participant and will record in such account the number of Deferred Shares awarded to the Participant.  To the extent the Committee so determines, a Participant who elects to defer receipt of his or her compensation or bonus and receive Deferred Shares may also receive that number of supplemental Deferred Shares (“Supplemental Units”) equal to the greatest whole number which may be obtained by dividing (i) such percentage of the Deferred Amount as is determined by the Committee by (ii) the Fair Market Value of a Share on the date of grant.  Each grant of Deferred Shares and Supplemental Units shall be evidenced by a written agreement setting forth the terms of such Award.

8.2           Vesting of Deferred Shares and Supplemental Units.  Unless otherwise determined by the Committee at or after the date of grant, the Deferred Shares together with any Dividend Equivalents credited with respect thereto, shall be fully vested at all times.  The Supplemental Units together with any Dividend Equivalents credited with respect thereto, will become vested in accordance with the vesting schedule determined by the Committee, subject to the Participant’s continuous employment with the Company or a Subsidiary through such vesting date.

8.3           Dividend Equivalents.  The Committee will determine whether and to what extent Dividend Equivalents will be credited to the account of, or paid currently to, a recipient of Deferred Shares or Supplemental Units.  To the extent provided by the Committee at or after the date of grant, any cash Dividend Equivalents with respect to the

Deferred Shares and Supplemental Units deemed credited to a Participant’s account shall be deemed to have been invested in Shares on the record date established for the related dividend and, accordingly, a number of Deferred Shares or Supplemental Units, as the case may be, shall be credited to such Participant’s account equal to the greatest whole number which may be obtained by dividing (i) the amount of such Dividend Equivalent on the record date by (ii) the Fair Market Value of a Share on such date.

8.4           Termination of Employment.  Unless otherwise determined by the Committee at or after the date of grant and except as provided in Article XI, in the event that a Participant’s employment terminates by reason of a Qualifying Termination of Employment during the vesting period, any Supplemental Units (and related Dividend Equivalents, if any) granted to a Participant shall become vested and nonforfeitable.  Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant’s employment terminates for any reason other than a Qualifying Termination of Employment or Cause during the vesting period, any Supplemental Units (and related Dividend Equivalents, if any) held by such Participant, to the extent unvested, shall be forfeited and cancelled as of the date of such termination of employment.  In the event that a Participant’s employment is terminated for Cause (or, following the date the Participant’s employment terminates, the Committee determines that circumstances exist such that the Participant’s employment could have been terminated for Cause), any Supplemental Units (and related Dividend Equivalents, if any) granted to such Participant, whether or not then vested, shall be forfeited and cancelled as of the date of such termination of employment.

8.5           Settlement of Deferred Shares. Unless otherwise determined by the Committee at or after the date of grant and except as provided in Article XI, a Participant shall receive as of the date of such Participant’s termination of employment (or such other date as may be elected by the Participant or required by the Committee in accordance with the rules and procedures of the Committee) (i) one Share for each Deferred Share credited to such Participant’s account and (ii) subject to Section 8.4, one Share for each Supplemental Unit that shall have become vested.  The Committee may provide in the Award agreement applicable to any Deferred Shares or Supplemental Units that, in lieu of issuing Shares, the Committee may direct the Company to pay to the Participant the Fair Market Value of such Shares as of such payment date.

8.6           Further Deferral Elections.  A Participant may elect to further defer receipt of Shares issuable in respect of Deferred Shares (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee’s approval and to such terms as are determined by the Committee, all in its sole discretion.  Subject to any exceptions adopted by the Committee, such election must generally be made at least 12 months prior to the original settlement date of such Deferred Shares (or any such installment thereof) and such election may not take effect until the expiration of such 12 month period.  A further deferral opportunity does not have to be made available to all Participants, and different terms and conditions may apply with respect to the further deferral opportunities made available to different Participants.

ARTICLE IX
CHANGE IN CONTROL

9.1           Accelerated Vesting and Payment.  Subject to the provisions of Section 9.2 below, in the event of a Change in Control, each Option shall be, at the discretion of the Committee, either canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the exercise price for such Option, or fully exercisable regardless of the exercise schedule otherwise applicable to such Option.  All other Awards shall become nonforfeitable and be immediately transferable or payable, as the case may be.

9.2           Alternative Awards.  Notwithstanding Section 9.1, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award or any class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award an “Alternative Award”), by a Participant’s employer (or the parent or a Subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

(i)            be based on stock that is traded on an established U.S. securities market, or that will be so traded within 60 days of the Change in Control;
(ii)           provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;
(iii)          have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and
(iv)          have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated or constructively terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination by a Participant following (i) a material reduction in the Participant’s base salary or a Participant’s incentive compensation opportunity, (ii) a material reduction in the Participant’s responsibilities or (iii) the relocation of the Participant’s principal place of work to a location that is more than 50 miles from the Participant’s principal place of work immediately prior to the Change in Control, in each case without the Participant’s written consent.

9.3           Termination of Employment Prior to Change in Control.  In the event that any Change in Control occurs as a result of any transaction described in subclause (iii) or

(v) of the definition of such term, any Participant whose employment is terminated due to death or Disability or by the Company for any reason other than Cause on or after the date, if any, on which the shareholders of the Company approve such transaction, but prior to the consummation thereof, shall be treated, solely for purposes of this Plan (including, without limitation, this Article IX), as continuing in the Company’s employment until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

ARTICLE X
STOCKHOLDER RIGHTS

A Participant (or a Permitted Transferee) shall have no rights as a stockholder with respect to any Shares covered by an Award until he or she shall have become the holder of record of such Share(s), and no adjustments shall be made for dividends in cash or other property or distribution or other rights in respect to any such Shares, except as otherwise specifically provided for in this Plan.

ARTICLE XI
 SECTION 409A OF THE CODE

In connection with a Participant’s termination of employment, the payment, settlement or exercisability of an Award held by a Participant who the Committee reasonably believes is a “specified employee” (within the meaning of Section 409A of the Code) shall not be made before the first business day that is six months and one day after the date of such Participant’s termination of employment (or, if earlier, upon death) if the Committee reasonably believes an Award to be subject to Section 409A(a)(2)(B) of the Code.  Notwithstanding anything to the contrary in the Plan, the Committee may in its absolute discretion alter or amend any of the provisions of this Plan if such alteration or amendment would be required to comply with Section 409A of the Code or any regulations promulgated thereunder.

ARTICLE XII
AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

The Board or the Committee at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan, provided that no amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.  Unless earlier terminated, the Plan shall terminate on the day immediately prior to the first meeting of the stockholders of the Company in 2009 at which directors will be elected.

ARTICLE XIII
DEFINITIONS

13.1         Certain Definitions.  Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Adjustment Event” means any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Common Stock.

“Affiliate” means, with respect to any person, any other person controlled by, controlling or under common control with such person.

“Alternative Award” has the meaning given in Section 9.2.

“Award” means any Option, Restricted Stock, Restricted Unit, Stock Appreciation Right, Incentive Stock, Incentive Unit, Deferred Share, or Supplemental Unit granted under the Plan or any combination thereof, including Awards combining two or more types of Awards in a single grant.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in an Award, (i) the refusal or neglect of the Participant to perform substantially his or her employment-related duties, (ii) the Participant’s personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) the Participant’s conviction of a crime constituting a felony (or a crime or offense of equivalent magnitude in any jurisdiction) or his or her willful violation of any other law, rule, or regulation (other than a traffic violation or other offense or violation outside of the course of employment which in no way adversely affects the Company or its reputation or the ability of the Participant to perform his or her employment related duties or to represent the Company) or (iv) the material breach by the Participant of any applicable written policy of the Company or any Subsidiary; provided that, with respect to any Participant who is party to an employment agreement with the Company or a Subsidiary, “Cause” shall have the meaning specified in such Participant’s employment agreement.  The determination as to whether “Cause” has occurred shall be made by the Committee, which shall have the authority to waive the consequences under the Plan of the existence or occurrence of any of the events, acts or omissions constituting “Cause.”

“Change in Control” means the first occurrence of any of the following events (other than a Public Offering):

(i)            the members of the Board (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the members of the Board other than as a result of a proxy contest, or any agreement arising out of an actual or threatened proxy contest, shall be treated as an Incumbent Director;

(ii)           the acquisition by any person, entity or “group” (as defined in Section 13(d) the Act), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries, any Kelso Entity or any Affiliate of any Kelso Entity, any THL Entity or any Affiliate of any THL Entity, of 50% or more of the combined voting power of the Company’s then outstanding voting securities;

(iii)          the merger or consolidation of the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

(iv)          the liquidation or dissolution of the Company other than a liquidation into the Company or into any Subsidiary; and

(v)           the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company, any Kelso Entity or any THL Entity.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

“Change in Control Price” means the price per Share offered in conjunction with any transaction resulting in a Change in Control on a fully-diluted basis (as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of a Share on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Committee” means the Compensation Committee of the Board, or when section 162(m) of the Code or Rule 16b promulgated under the Act would require action to be taken by a committee of “outside directors” or “Non-Employee Directors,” as the case may be, the “Committee” shall, if appropriate, be deemed to refer to a subcommittee of the Compensation Committee that consists of two or more members meeting such requirements, or the full Board in the absence of such a subcommittee.

“Common Stock” means the common stock of the Company, par value $.01 per share.

“Company” means FairPoint Communications, Inc., a Delaware corporation, and any successor thereto.

“Deferred Amount” has the meaning given in Section 8.1.

“Deferred Share” means the deferred share units that confer upon a Participant the right to receive Shares at the end of a specified deferral period as set forth in Article VIII.

“Disability” means, unless otherwise provided in an Award, a long-term disability within the meaning of the long-term disability or other similar program then applicable to a Participant or, in the absence of any such program, as determined by the Committee; provided that with respect to any Participant who is a party to an employment agreement with the Company or a Subsidiary, “Disability” shall have the meaning, if any, specified in such agreement.

“Dividend Equivalents” means dividends paid by the Company with respect to Shares corresponding to Awards awarded under the Plan.

“Employee” means any officer, employee or consultant of the Company or any Subsidiary, or any director of the Company or any Subsidiary.

“Fair Market Value” means, as of any date of determination, the closing price of a Share on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time).  In the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price of a Share on the immediately preceding day on which Common Stock transactions were so reported.

“Incentive Stock” shall mean an award of Common Stock that is forfeitable until the achievement of specified Performance Criteria as provided for in Section 6.1.

“Incentive Unit” shall mean a contractual right to receive Common Stock, or cash based on the Fair Market Value of Common Stock, made pursuant to Section 6.1 that is forfeitable by the Participant until the achievement of specified Performance Criteria or until otherwise determined by the Committee or in accordance with the terms of the Plan.

“ISOs” has the meaning given in Section 4.1.

“Kelso” means Kelso Investment Associates V, L.P. and any successor investment vehicle managed by Kelso.

“Kelso Entities” means collectively, Kelso and Kelso Equity Partners V, L.P.

“Normal Retirement” means a termination of the Participant’s employment under circumstances that the Committee determines as qualifying as retirement at normal retirement age for purposes of the Plan.

“NSOs” has the meaning given in Section 4.1.

“Option” means the right to purchase Common Stock at a stated price for a specified period of time.

“Participant” means any Employee or prospective Employee of the Company designated by the Committee to receive an Award under the Plan.

“Performance Criteria” has the meaning given in Section 6.2(a).

“Performance Period” means the period, as determined by the Committee, during which the performance of the Company, any Subsidiary, any business unit and any individual is measured to determine whether and the extent to which the applicable performance measures have been achieved.

“Period of Restriction” means the period during which a Restricted Stock or Restricted Unit is subject to forfeiture.

“Permitted Transferees” has the meaning given in Section 14.1.

“Plan” means this FairPoint Communications, Inc. 2005 Stock Incentive Plan, as the same may be amended from time to time.

“Public Offering” means a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, that covers (together with prior registrations) (a) not less than 20% of the outstanding Shares, on a fully diluted basis, or (b) Shares that, after the closing of such public offering, will be traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System.

“Qualifying Termination of Employment” means a termination of a Participant’s employment with the Company or any of its Subsidiaries by reason of the Participant’s death, Disability, early retirement with the consent of the Committee or Normal Retirement.

“Restricted Stock” means an award of Common Stock made pursuant to Section 5.1 that is forfeitable by the Participant until the completion of a specified period of future service or until otherwise determined by the Committee or in accordance with the terms of the Plan.

“Restricted Unit” means a contractual right to receive Common Stock, or cash based on the Fair Market Value of Common Stock, made pursuant to Section 5.1 that is forfeitable by the Participant until the completion of a specified period of future service or until otherwise determined by the Committee or in accordance with the terms of the Plan.

“Share” means a share of Common Stock.

“Stock Appreciation Right” means the right to receive a payment from the Company, in cash or Common Stock, in an amount to be determined under Article VII of the Plan.

“Subsidiary” means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the voting power of all classes of stock entitled to vote and any other business organization, regardless of form, in which the Company possesses directly or indirectly 50% or more of the total combined equity interests in such organization.

“Supplemental Unit” has the meaning given in Section 8.1.

“THL Entity” means Thomas H. Lee Equity Fund IV, L.P. and its Affiliates.

13.2         Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE XIV
MISCELLANEOUS PROVISIONS

14.1         Nontransferability of Awards.  No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (“Permitted Transferees”).  Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.  All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s).  The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.  Notwithstanding the foregoing, no ISO shall be assignable or transferable except by will or the laws of descent and distribution, and during a Participant’s lifetime, shall be exercisable only by the Participant.

14.2         Beneficiary Designation.  Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by his or her estate.

14.3         No Guarantee of Employment or Participation.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.  No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

14.4         Tax Withholding.  The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan.  In the case of any Award satisfied in the form of Shares, no Shares shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy any withholding tax obligations applicable with respect to such Award.  Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld (but no greater amount).

14.5         Compliance with Legal and Exchange Requirements.  The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Shares are listed.  The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations.  The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards.  Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Shares issuable thereunder) that shall lapse because of such postponement.

14.6         Indemnification.  Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf.  The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

14.7         Legend.  To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock prior to the expiration of the Period of Restriction, such certificate shall be registered in the name of the Participant and shall bear such restrictive legend as the Committee determines appropriate.  Upon the lapse of the Period of Restriction with respect to such Restricted Stock, the Company shall issue or have issued in exchange for those certificates previously issued new share certificates without such legend herein in respect of any Shares that have become vested.

14.8         Effective Date.  The Plan shall be effective immediately prior to the consummation date of the initial public offering of Shares.

14.9         No Limitation on Compensation.  Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

14.10       Governing Law.  The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

14.11       Severability; Blue Pencil.  In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.  If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

14.12       No Impact On Benefits.  Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

14.13       No Constraint on Corporate Action.  Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

14.14       Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.